Exhibit 99.1

CONTACTS:

Media:	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
	Patrick Cassidy	(713) 296 6100

Investors:	Alfonso Leon	(713) 296-6692

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:15 A.M. CENTRAL TIME
APACHE PRODUCTION SURGES 25% IN FIRST QUARTER TO 732,000 BOE PER DAY
Quarterly earnings top $1.1 billion or $2.86 per diluted share; cash flow exceeds $2.2 billion
Houston, April 28, 2011 — Apache Corporation (NYSE, Nasdaq: APA) reported production of 732,000 barrels of oil equivalent (boe) per day and earnings of $1.1 billion, or $2.86 per diluted share, for the three-month period ending March 31, 2011. These compare with production of 586,000 boe per day and net income of $705 million, or $2.08 per diluted share, for the same period in the prior year.
     “Apache is beginning the year with a solid, strong performance,” said G. Steven Farris, chairman and chief executive officer. “Despite a number of challenges, our diversified portfolio of assets delivered exceptional earnings and operating results. Liquids production increased 57,000 barrels to 358,000 barrels per day, which enabled Apache to achieve stand-out earnings and cash flow as a leading beneficiary of rising oil prices.”
     Higher oil prices and production from new wells drilled during the quarter and assets acquired during 2010 combined to increase revenues to $3.9 billion, up from $2.7 billion last year. Cash from operations before changes in operating assets and liabilities* increased 43 percent from the prior year to $2.2 billion. Excluding certain items that management believes affect the comparability of operating results, Apache reported adjusted earnings* of $1.1 billion in first quarter 2011 compared with $712 million in the year-earlier period. On a per-share basis, adjusted earnings were $2.90 in the first quarter compared with $2.10 per diluted share in the prior-year period.

     Liquid hydrocarbons represented 49 percent of production and 77 percent of revenues. Approximately 60 percent of the company’s oil production came from operations outside North America and received in excess of a $10 premium per barrel compared with domestic production benchmarked to West Texas Intermediate prices.
On the operational front, the company achieved several milestones. These include:

•	Apache’s most prolific development well in the Forties field (North Sea), which came online at approximately 11,800 barrels of oil per day.

•	In the Permian Basin, Apache is operating 24 rigs, up nearly five-fold from a year ago. Targeting primarily oil objectives, Apache drilled 110 wells including 15 horizontals during the first quarter.

•	Since drilling the first-ever horizontal Hogshooter well last year, Apache has drilled six wells into this oil-rich segment of the Anadarko basin’s Granite Wash formation. To date, every well has tested in excess of 1,000 barrels of oil and 2 million cubic feet of gas per day.

•	The company’s first operated deepwater production in the Gulf of Mexico with start-up at the Balboa field.

•	Offshore Australia, Apache’s Zola discovery well encountered 410 feet of net gas pay.

•	In Egypt, Apache operated 22 rigs during the quarter, drilling 33 wells, including the company’s first wells in the Tayim development lease in West Kalabsha producing from deeper Paleozoic pay. Apache’s production remained online throughout the quarter, increasing sequentially from the previous three months.
     “We continue to strengthen our land position, both in North America and internationally. Our LNG initiatives, Kitimat in Canada and Wheatstone in Australia, are steadily progressing toward project sanction with their respective joint venture partnerships,” Farris said.
     “Apache’s opportunity set has never been more robust. We have a deep backlog of exploitation opportunities across our portfolio. In addition to our legacy plays in core areas, we have other potentially large-scale, long-life assets such as deepwater, LNG, and unconventional plays that can provide lasting, long-term value to our shareholders.”
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, operational updates and investor information, and copies of all press releases on its Web site, www.apachecorp.com.
     *Cash from operations before changes in operating assets and liabilities and adjusted earnings are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.
-end-
     NOTE: Apache will conduct a conference call to discuss its first-quarter 2011 results at 1 p.m. Central time on Thursday, April 28. The call will be webcast from Apache’s Web site, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on April 28. To access the telephone playback, dial 800-642-1687 or 706-645-9291 for international calls and provide Apache’s confirmation code, 21269081.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties. These risks include, but are not limited to the volatility of oil and natural gas prices, uncertainties inherent in estimating oil and natural gas reserves, drilling risks, and other risks, uncertainties and factors discussed in our most recently filed Annual Report on Form 10-K/A, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. Unless legally required, Apache assumes no duty to update these statements as of any future date.
     Effective January 1, 2010, the United States Securities and Exchange Commission (SEC) now permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves, but also “probable” reserves as well as “possible” reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this release that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in Apache’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary).

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions, except per share data)

	For the Quarter
	Ended March 31,
	2011	2010
REVENUES AND OTHER:
Oil and gas production revenues	$3,878	$2,693
Other	47	(20)

	3,925	2,673

COSTS AND EXPENSES:
Depreciation, depletion and amortization	936	639
Asset retirement obligation accretion	37	24
Lease operating expenses	623	440
Gathering and transportation	76	40
Taxes other than income	164	177
General and administrative	112	87
Merger, acquisitions and transition	5	—
Financing costs, net	45	59

	1,998	1,466

INCOME BEFORE INCOME TAXES	1,927	1,207
Current income tax provision	643	343
Deferred income tax provision	150	159

NET INCOME	1,134	705
Preferred stock dividends	19	—

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,115	$705

NET INCOME PER COMMON SHARE:
Basic	$2.91	$2.09

Diluted	$2.86	$2.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	383	337

DILUTED SHARES OUTSTANDING	397	339

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions)

	For the Quarter
	Ended March 31,
	2011	2010
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$615	$297
Canada	266	203

North America	881	500

Egypt	193	166
Australia	162	165
North Sea	210	94
Argentina	69	37
Chile	—	10
International	634	472

Worldwide Exploration & Development Costs	$1,515	$972

Gathering, Transmission and Processing Facilities
Canada	$42	$33
Egypt	29	24
Australia	51	56
Argentina	—	1

Total Gathering, Transmission and Processing	$122	$114

Capitalized Interest	$60	$17

Capital Expenditures, excluding acquisitions	$1,697	$1,103

Acquisitions	$11	$5

(1)	Accrual basis

	March 31,	December 31,
	2011	2010
BALANCE SHEET DATA:
Cash and Cash Equivalents	$356	$134
Other Current Assets	3,645	3,346
Property and Equipment, net	39,046	38,151
Goodwill	1,032	1,032
Other Assets	787	762

Total Assets	$44,866	$43,425

Short-Term Debt	$30	$46
Other Current Liabilities	3,926	3,478
Long-Term Debt	8,130	8,095
Deferred Credits and Other Noncurrent Liabilities	7,582	7,429
Shareholders’ Equity	25,198	24,377

Total Liabilities and Shareholders’ Equity	$44,866	$43,425

Common shares outstanding at end of period	383	382

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter
	Ended March 31,
	2011	2010
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Central	5,046	2,371
Permian	48,280	35,875
GOM Deepwater	5,322	2,202
GOM Shelf	46,558	43,664
GC Onshore	8,517	4,643

United States	113,723	88,755
Canada	14,704	14,330

North America	128,427	103,085

Egypt	108,876	90,746
Australia	34,720	27,090
North Sea	46,968	57,847
Argentina	9,617	9,921

International	200,181	185,604

Total	328,608	288,689

NATURAL GAS VOLUME — Mcf per day
Central	215,612	190,481
Permian	159,005	100,626
GOM Deepwater	60,589	32,253
GOM Shelf	348,845	293,969
GC Onshore	74,095	54,490

United States	858,146	671,819
Canada	642,729	313,537

North America	1,500,875	985,356

Egypt	371,514	361,986
Australia	182,922	207,294
North Sea	1,901	2,563
Argentina	188,092	154,723

International	744,429	726,566

Total	2,245,304	1,711,922

NGL VOLUME — Barrels per day
Central	787	493
Permian	9,341	1,452
GOM Deepwater	1,129	649
GOM Shelf	6,407	3,189
GC Onshore	1,588	1,060

United States	19,252	6,843
Canada	6,545	1,734

North America	25,797	8,577

Egypt	228	—
Argentina	3,055	3,291

International	3,283	3,291

Total	29,080	11,868

BOE per day
Central	41,768	34,610
Permian	84,121	54,098
GOM Deepwater	16,549	8,226
GOM Shelf	111,106	95,848
GC Onshore	22,455	14,785

United States	275,999	207,567
Canada	128,370	68,320

North America	404,369	275,887

Egypt	171,023	151,077
Australia	65,207	61,639
North Sea	47,285	58,275
Argentina	44,021	38,999

International	327,536	309,990

Total	731,905	585,877

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter
	Ended March 31,
	2011	2010
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Central	$89.33	$75.24
Permian	88.72	75.06
GOM Deepwater	97.61	76.30
GOM Shelf	98.84	76.87
GC Onshore	97.73	77.90
United States (1)	89.72	74.33
Canada	87.21	75.39
North America (1)	89.43	74.47
Egypt (1)	107.14	76.49
Australia (1)	105.89	74.94
North Sea (2)	100.89	74.34
Argentina	60.36	57.81
International (1, 2)	103.21	74.60
Total (1, 2)	97.83	74.55

AVERAGE NATURAL GAS PRICE PER MCF
Central	$4.42	$5.73
Permian	4.99	7.12
GOM Deepwater	4.10	5.19
GOM Shelf	4.53	5.78
GC Onshore	4.51	5.69
United States (1)	4.94	6.06
Canada (1)	4.54	5.29
North America (1)	4.77	5.82
Egypt	4.44	3.57
Australia	2.50	2.22
North Sea	20.34	18.31
Argentina	2.18	2.17
International	3.43	2.94
Total (1)	4.32	4.60

AVERAGE NGL PRICE PER BARREL
Central	$48.34	$50.06
Permian	45.52	44.50
GOM Deepwater	37.69	54.21
GOM Shelf	42.41	54.14
GC Onshore	55.85	54.83
United States	44.99	51.91
Canada	40.12	40.54
North America	43.76	49.61
Egypt	63.35	—
Argentina	30.51	34.60
International	32.79	34.60
Total	42.52	45.45

(1)	Prices reflect the impact of financial derivative hedging activities.

(2)	Prices reflect the impact of the North Sea fixed-price oil sales contract.

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter
	Ended March 31,
	2011	2010
Income Attributable to Common Stock (GAAP)	$1,115	$705

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	12	7
Merger, acquisitions and transition costs, net of tax	4	—

Adjusted Earnings (Non-GAAP)	$1,131	$712

Net Income per Common Share — Diluted (GAAP)	$2.86	$2.08

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	0.03	0.02
Merger, acquisitions and transition costs, net of tax	0.01	—

Adjusted Earnings Per Share — Diluted (Non-GAAP)	$2.90	$2.10

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter
	Ended March 31,
	2011	2010
Net cash provided by operating activities	$1,979	$1,154
Changes in operating assets and liabilities	264	415

Cash from operations before changes in operating assets and liabilities	$2,243	$1,569